Exhibit 10-AG

2019 MASTER STOCK INCENTIVE PLAN
PERFORMANCE AWARD AGREEMENT

This Performance Award Agreement (the “Agreement”) is between Donaldson Company, Inc., a Delaware corporation (“Donaldson” or the “Company”) and the person specified in the individual grant summary, an employee of Donaldson or an Affiliate (the “Employee”) pursuant to the Donaldson Company, Inc. 2019 Master Stock Incentive Plan (the “Plan”). For purposes of the Agreement, “Employer” means Donaldson or any Affiliate that employs the Employee.

WITNESSETH:

WHEREAS, the Plan authorizes the Human Resources Committee of the Board of Directors (the “Committee”) to grant Awards that are based on shares of Common Stock of the Company; and

WHEREAS, the Committee has decided to grant Performance Units (as defined in Section 1 below) to the Employee, subject to the terms and conditions of the Plan, and the additional terms and conditions set forth herein, and the Employee wishes to accept such Award on the terms and conditions offered;

NOW, THEREFORE, the Employee and the Company hereby agree as follows:

1.Award. The Company hereby grants to the Employee a target number of units (“Performance Units”) set forth in the attached Exhibit A, subject to the restrictions, terms and conditions set forth in the Plan and in this Agreement. Each Performance Unit represents the right to receive a single share of Common Stock in the event the Performance Objectives are achieved at target levels as set forth in Exhibit A. The actual number of shares of Common Stock to be issued may be higher or lower than the target number, depending the achievement of the Performance Objectives as set forth in Exhibit A.

2.Plan Document. The Employee acknowledges receipt of a copy of the Plan and agrees that the terms and conditions of the Employee’s Award shall be as set forth in the Plan and this Agreement. Terms used in this Agreement that are defined in the Plan shall have the same meaning as they have in the Plan. In the event of any conflict between the terms and conditions of the Plan and this Agreement, the Plan shall control.

3.Calculation of Award. The Employee’s Award shall be calculated at the end of the Incentive Cycle (as set forth in Exhibit A) by multiplying the number of Performance Units set forth in Exhibit A times the number, in an interpolation of the Award Value Matrix referenced in Exhibit A, which coincides with the intersection of the respective Performance Objectives’ results. If applicable, other Award characteristics have also been referenced in Exhibit A.

4.Vesting. Except as otherwise indicated below and in Section 5(c), the Award shall become vested only at the end of the Incentive Cycle, and then only to the extent determined by the Performance Objectives. If the application of the vesting results in the vesting of a fractional share of Performance Units, the number of Performance Units vested shall be rounded to the nearest whole number.

(a)Pro Rata Vesting. In the event that, prior to the end of the Incentive Cycle, the Employee is transferred to an ineligible position, or the Employee ceases to be an employee by reason of Retirement (as defined in the Plan), death, or Disability (as defined in the Plan), the vested Award will be based on actual results compared to the Performance Objectives at the end of the Incentive Cycle, and multiplied by a fraction whose numerator is the number of months completed in the Incentive Cycle and denominator is 36.

(b)Forfeiture. If the Employee ceases to be an employee prior to the end of the Incentive Cycle for any reason other than Retirement, Disability or death, the Employee’s Award shall be forfeited.

For purposes of this Agreement, the Employee’s date of termination of employment shall be the earlier of (i) the date the Employer tenders a notice of termination to the Employee or the Employee tenders a notice of resignation to the Employer, or (ii) the date the Employee ceases to render services to the Employer, and unless otherwise expressly provided in this Agreement or determined by the Committee in its sole discretion, the Employee’s right to vest in the Award will terminate as of such date and will not be extended by any notice period (e.g., the Employee’s period of employment would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Employee is employed or the terms of the Employee’s employment agreement, if any). The Committee (or its delegate) shall have the exclusive discretion to determine the date of the Employee’s termination of employment for purposes of this Award (including whether the Employee may still be considered to be providing services while on a leave of absence). For the avoidance of doubt, a transfer of employment between Donaldson Affiliates shall not constitute a termination of employment for purposes of this Agreement.

5.	Time and Form of Settlement.

(a)Time of Settlement. In the absence of any deferral election under the Donaldson Company, Inc. Deferred Compensation and 401(k) Excess Plan, settlement of the vested Award will occur no more than 90 days, and no less than 30 days, after the end of the Incentive Cycle.

(b)Form of Settlement. Vested Performance Units will be settled in a single lump sum distribution of shares of Common Stock. Prior to the date of issuance of shares of Common Stock, the Employee shall have no rights with respect to the shares of Common Stock, including but not limited to rights to sell, vote, exchange, transfer, pledge, hypothecate or otherwise dispose of the shares of Common Stock. In addition, prior to the issuance of shares of Common Stock, the Employee shall not be entitled to receive dividends and shall not have any other rights with respect to the shares of Common Stock.

(c) Change in Control Distributions. Notwithstanding any other provision of Section 4 or this Section 5 (other than Section 5(d)), if a Change in Control occurs prior to the end of the Incentive Cycle, the Performance Units shall be immediately vested and paid in accordance with this Section 5(c) (unless the Performance Units were deferred under the Donaldson Company, Inc. Deferred Compensation and 401(k) Excess Plan, in which case such deferred Performance Units shall be paid under the terms of that plan). The amount payable will be determined as if the applicable Performance Objectives had been met at target levels and as if the conditions for any adjustments (such as for earnings per share consistency) were met for the entire Incentive Cycle to the same extent as they were met through the date of the Change in Control, and then prorated as if the Employee retired on the date of the Change in Control. Distribution of the entire amount payable shall be made on the date of the Change in Control. Such distribution shall be made in a single lump sum distribution of shares of Common Stock.

(d)Death Benefit. In the event of the Employee’s death, the Company shall pay the Employee’s unpaid vested Performance Units (in the amount determined under Section 4(a) of the Agreement if the Employee’s death occurred prior to the end of the Incentive Cycle) to the Employee’s estate. Such payment shall be made at the time prescribed in Section 5(a) above, or as soon as administratively feasible thereafter in a single lump sum distribution of shares of Common Stock (and cash for fractional shares of Common Stock), unless the Performance Units were deferred under the Donaldson Company, Inc. Deferred Compensation and 401(k) Excess Plan, in which case such deferred Performance Units shall be paid under the terms of that plan.

6.	Tax and Social Insurance Contributions Withholding.

(a)Regardless of any action Donaldson or the Employer takes with respect to any or all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to the Employee’s participation in the Plan (“Tax-Related Items”), the Employee acknowledges that the ultimate liability for all Tax‑Related Items legally due by the Employee is and remains the Employee’s responsibility, and that Donaldson and the Employer: (i) make no representations or undertakings regarding the treatment of any Tax‑Related Items in connection with any aspect of the Performance Units, including the grant of the Performance Units, the vesting of the Performance Units, the issuance of shares of Common Stock, the subsequent sale of any shares of Common Stock and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Performance Units to reduce or eliminate the Employee’s liability for Tax‑Related Items.

(b)Prior to any taxable or tax withholding event, as applicable, the Employee agrees to make arrangements satisfactory to Donaldson or the Employer to satisfy all Tax-Related Items. Payment of all Tax-Related Items may be satisfied by (i) payment in cash, (ii) delivery of unencumbered shares of Common Stock previously acquired having a Fair Market Value that is equal to the Tax-Related Items, (iii) by a combination of cash and shares under (i) and (ii) above; (iv) by withholding of shares of Common Stock that would otherwise be issued upon settlement having a Fair Market Value equal to the Tax-Related Items or (v) by (broker-assisted) sell-to-cover transaction that complies with all applicable laws. In the absence of direction from the Employee, the Employee hereby authorizes Donaldson to satisfy all Tax-Related Items by (1) withholding shares of Common Stock to be issued at settlement or otherwise selling shares of Common Stock on the Employee’s behalf equal to the amount of all Tax-Related Items required to be withheld, pursuant to the policies and processes of Donaldson’s stock plan administrator and broker; or (2) withholding from the Employee’s wages or other cash compensation payable to the Employee by Donaldson and/or the Employer. If the Employee is subject to taxation in more than one jurisdiction, the Employee acknowledges that the Employer or another Affiliate may be required to withhold or account for Tax‑Related Items in more than one jurisdiction.

(c)Depending on the withholding method, Donaldson may withhold or account for Tax-Related Items by considering applicable statutory withholding rates (as determined by the Committee in its sole discretion) or other applicable withholding rates, including maximum withholding rates. If the obligation for Tax-Related Items is satisfied by withholding from shares of Common Stock to be delivered upon vesting of the Award, for tax purposes, the Employee is deemed to have been issued the full number of shares of Common Stock subject to the vested Award, notwithstanding that a number of shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items.

(d)The Employee agrees to pay to Donaldson or the Employer any amount of Tax-Related Items that Donaldson or the Employer may be required to withhold or account for as a result of the Employee’s participation in the Plan that cannot be satisfied by the means previously described. Donaldson may refuse to issue or deliver shares of Common Stock or proceeds from the sale of shares of Common Stock until arrangements satisfactory to the Committee have been made in connection with the Tax-Related Items.

7.	Nature of Grant.

(a)Neither the Plan nor this Agreement shall (i) be deemed to give the Employee a right to remain an employee of the Employer, (ii) restrict the right of the Employer to discharge the Employee, with or without cause, or (iii) be deemed to be a written contract of employment.

(b)The Employee acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by Donaldson, in its sole discretion, at any time. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Employee’s employment with the Employer.

(c)The grant of the Award of Performance Units under the Plan is a one‑time benefit and does not create any contractual or other right to receive an award or benefits in lieu of Performance Units in the future. Future awards, if any, will be at the sole discretion of Donaldson, including, but not limited to, the form and timing of an award, the number of shares of Common Stock subject to an award and the vesting provisions.

(d)The Employee’s participation in the Plan is exceptional, voluntary and occasional. The value of the Performance Units is an extraordinary item of compensation outside the scope of the Employee’s employment contract, if any.

(e)The Employee’s Award, the shares of Common Stock subject to the Award and the income and value of the same are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, redundancy, end of service payments, bonuses, long‑service awards, pension, or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for Donaldson, the Employer or any Affiliate.

(f)No claim or entitlement to compensation or damages shall arise from termination of the Award resulting from termination of the Employee’s employment (for any reason whatsoever, whether or not later found to be invalid or in breach of local employment laws or the terms of the Employee’s employment agreement, if any).

(g)The future value of the shares of Common Stock subject to the Award is unknown and cannot be predicted with certainty. The value of any underlying shares of Common Stock issued hereunder may increase or decrease.

(h)Donaldson shall not be liable for any foreign exchange rate fluctuation, where applicable, between the Employee’s local currency and the United States dollar that may affect the value of the Award or of any amounts due to the Employee pursuant to the Award or the subsequent sale of any shares of Common Stock acquired under the Award.

8.	Data Privacy.

(a)Pursuant to applicable personal data protection laws, Donaldson hereby notifies the Employee of the following in relation to the Employee’s personal Data (as defined below) and the collection, use, processing and transfer of such Data in relation to Donaldson’s grant of this Award and the Employee’s participation in the Plan. The collection, use, processing and transfer of the Employee’s Data is necessary for Donaldson’s administration of the Plan and the Employee’s participation in the Plan, and the Employee’s denial and/or objection to the collection, use, processing and transfer of Data may affect the Employee’s participation in the Plan. As such, the Employee hereby voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of Data as described in this paragraph.

(b)Donaldson and the Employer hold certain personal information about the Employee, specifically: the Employee’s name, home address, email address and telephone number, date of birth, social security number, passport number or other employee identification number, salary, nationality, job title, any shares of Common Stock or directorships held in Donaldson, details of all stock awards or any other entitlement to shares of Common Stock awarded, canceled, purchased, vested, unvested or outstanding in the Employee’s favor, for the purpose of managing and administering the Plan (“Data”). Data may be provided by the Employee or collected, where lawful, from third parties, and Donaldson will process Data for the exclusive purpose of implementing, administering and managing the Employee participation in the Plan. Data processing will take place through electronic and non‑electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Employee’s country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within Donaldson’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Employee’s participation in the Plan.

(c)Donaldson and the Employer will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Employee’s participation in the Plan, and Donaldson and the Employer may each further transfer Data to any third parties assisting Donaldson in the implementation, administration and management of the Plan. As permitted by applicable personal data protection laws, if Donaldson or the Employer becomes involved in a merger, acquisition, sale of assets, joint venture, securities offering, bankruptcy, reorganization, liquidation, dissolution, or other transaction or if the ownership of all or substantially all of Donaldson or the Employer otherwise changes, Donaldson or the Employer may transfer Data to a third party or parties in connection therewith. The Employee hereby authorizes (where required under applicable law) them to receive, possess, use, retain and transfer Data, in electronic or other form, for purposes of implementing, administering and managing the Employee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common

Stock on the Employee’s behalf to a broker or other third party with whom the Employee may elect to deposit any shares of Common Stock acquired pursuant to the Plan.

(d)The Employee may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of Data, (b) verify the content, origin and accuracy of Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Employee’s participation in the Plan. The Employee may seek to exercise these rights by contacting privacy@donaldson.com. The Employee understands that he or she is providing the consent herein on a purely voluntary basis. If the Employee does not consent or later seeks to remove his or her consent, the Employee’s salary from or employment with the Employer will not be affected; the only consequence of refusing or withdrawing his or her consent is that Donaldson would not be able to grant the Employee Performance Units or participation in the Plan.

9.Governing Law and Venue. This Agreement shall be construed and enforced in accordance with the laws of the U.S. state of Delaware, except with respect to its rules relating to conflicts of law. The Employee consents to the exclusive jurisdiction of the state and federal courts of the U.S. state of Minnesota in connection with any controversies relating to or arising out of this Agreement, and agrees that any and all litigation relating to or arising out of this Agreement shall be venued in Hennepin County, Minnesota.

10.Repatriation; Compliance with Law. The Employee agrees to repatriate all payments attributable to the shares of Common Stock and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the shares of Common Stock acquired pursuant to the award) in accordance with local foreign exchange rules and regulations in the Employee’s country of residence (and country of employment, if different). In addition, the Employee also agrees to take any and all actions, and consents to any and all actions taken by Donaldson or any Affiliate, as may be required to allow Donaldson and its Affiliates to comply with local laws, rules and regulations in the Employee’s country of residence (and country of employment, if different). Finally, the Employee agrees to take any and all actions as may be required to comply with the Employee’s personal legal and tax obligations under local laws, rules and regulations in the Employee’s country of residence (and country of employment, if different).

11.Electronic Delivery and Acceptance. Donaldson, in its sole discretion, may decide to deliver any documents related to the Award of Performance Units or other awards granted to the Employee under the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on‑line or electronic system established and maintained by Donaldson or a third party designated by Donaldson.

12.English Language. The Employee acknowledges and agrees that it is the Employee’s express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the grant of this award of Performance Units, be drawn up in English. The Employee acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Employee to understand the terms and conditions of this Agreement and the Plan. If the

Employee has received this Agreement, the Plan or any other documents related to the Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version shall control.

13.Addendum. Notwithstanding any provisions in this Agreement to the contrary, this Award shall be subject to any special terms and conditions for the Employee’s country of residence (and country of employment, if different), as set forth in the applicable addendum to this Agreement. Further, if the Employee transfers residency and/or employment to another country reflected in an addendum to this Agreement, the special terms and conditions for such country will apply to the Employee to the extent Donaldson determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Award and the Plan (or Donaldson may establish alternative terms and conditions as may be necessary or advisable to accommodate the Employee’s transfer). Any applicable addendum shall constitute part of this Agreement.

14.Imposition of Other Requirements. Donaldson reserves the right to impose other requirements on this Award, any shares of Common Stock acquired pursuant to this Award, and the Employee’s participation in the Plan, to the extent Donaldson determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Award and the Plan. Such requirements may include (but are not limited to) requiring the Employee to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

15.Not a Public Offering. This award is not intended to be a public offering of securities in the Employee’s country of residence (and country of employment, if different). Donaldson has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the Award is not subject to the supervision of the local securities authorities.

16.No Advice Regarding Grant. No employee of Donaldson or any Affiliate is permitted to advise the Employee on whether the Employee should acquire shares of Common Stock by participating in the Plan. Investment in shares of Common Stock involves a degree of risk. Before deciding to participate in the Plan, the Employee should carefully review all the materials related to the Award and the Plan. In addition, the Employee should consult the Employee’s personal advisor for professional investment advice.

17.Insider Trading/Market Abuse Laws. By participating in the Plan, the Employee agrees to comply with Donaldson’s policy on insider trading (to the extent that it is applicable to the Employee). Further, the Employee acknowledges that, depending on the Employee’s or the broker’s country of residence or where the shares of Common Stock are listed, the Employee may be subject to insider trading restrictions and/or market abuse laws which may affect the Employee’s ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock (e.g., Performance Units) or rights linked to the value of shares of Common Stock, during such time the Employee is considered to have “inside information” regarding Donaldson as defined by the laws or regulations in the Employee’s country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Employee places before he or she possessed inside information. Furthermore, the Employee could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The Employee understands that third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Donaldson insider trading policy. The Employee acknowledges that it is the Employee’s responsibility to comply with any applicable restrictions, and that the Employee should therefore consult his or her personal advisor on this matter.

18.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement will not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement will be severable and enforceable to the extent permitted by law.

19.Waiver. The Employee agrees that a waiver by Donaldson of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Employee or any other Employee in the Plan.

By execution of the Agreement as of the date of grant, the Employee hereby accepts and agrees to be bound by all of the terms and conditions of the Agreement and the Plan.

EMPLOYEE:

SIGNED BY ELECTRONIC SIGNATURE*

* BY ELECTRONICALLY ACCEPTING THE AWARD, THE EMPLOYEE AGREES THAT (i) SUCH ACCEPTANCE CONSTITUTES THE EMPLOYEE’S ELECTRONIC SIGNATURE IN EXECUTION OF THIS AGREEMENT; (ii) THE EMPLOYEE AGREES TO BE BOUND BY THE PROVISIONS OF THE PLAN, THE AGREEMENT, THE ADDENDUM TO THE AGREEMENT (IF ANY) AND THE PLAN; (iii) THE EMPLOYEE HAS REVIEWED THE PLAN, THE AGREEMENT, THE ADDENDUM TO THE AGREEMENT (IF ANY) AND THE PLAN IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO ACCEPTING THE AWARD AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THE PLAN, THE AGREEMENT, THE ADDENDUM TO THE AGREEMENT (IF ANY) AND THE PLAN; (iv) THE EMPLOYEE HAS BEEN PROVIDED WITH A COPY OR ELECTRONIC ACCESS TO A COPY OF THE U.S. PROSPECTUS FOR THE PLAN AND THE TAX SUPPLEMENT TO THE U.S. PROSPECTUS FOR THE EMPLOYEE’S COUNTRY, IF APPLICABLE; AND (v) THE EMPLOYEE HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN, THE AGREEMENT, THE ADDENDUM TO THE AGREEMENT (IF ANY) AND THE PLAN.

ADDENDUM TO
LONG TERM COMPENSATION PLAN PERFORMANCE AWARD AGREEMENT

The Award is subject to the following additional terms and conditions as set forth in this addendum to the Agreement (the “Addendum”) to the extent the Employee resides and/or is employed in one of the jurisdictions or countries addressed herein. To the extent the Employee transfers residence and/or employment to another country, the special terms and conditions for such country as reflected in this Addendum (if any) will apply to the Employee to the extent Donaldson determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable to comply with local laws, rules and/or regulations, or to facilitate the operation and administration of the Award and the Plan (or Donaldson may establish alternative terms and conditions as may be necessary or advisable to accommodate the Employee’s transfer). All defined terms as contained in this Addendum shall have the same meaning as set forth in the Plan and the Agreement.
EUROPEAN UNION (“EU”) AND EUROPEAN ECONOMIC AREA (“EEA”) MEMBER STATES

1.    Personal Data. The following provision replaces Section 8 of the Agreement in its entirety:
Pursuant to applicable personal data protection laws, Donaldson hereby notifies the Employee of the following in relation to the Employee’s Personal Data (defined below) and the collection, processing and transfer in electronic or other form of such Personal Data in relation to Donaldson’s grant of this Award and the Employee’s participation in the Plan. The collection, processing and transfer of the Employee’s Personal Data is necessary for the legitimate purpose of Donaldson’s administration of the Plan and the Employee’s participation in the Plan, and the Employee’s denial and/or objection to the collection, processing and transfer of Personal Data may affect the Employee’s participation in the Plan. As such, the Employee acknowledges the collection, use, processing and transfer of Personal Data as described herein.
Donaldson and the Employer hold certain personally identifiable information about the Employee, specifically the Employee’s name, home address, email address and telephone number, date of birth, social security number, passport number or other employee identification number, salary, nationality, job title, any shares of Common Stock or directorships held in Donaldson, details of all options or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor, for the purpose of managing and administering the Plan (“Personal Data”). The Personal Data may be provided by the Employee or collected, where lawful, from third parties. Donaldson and the Employer each act as controllers of the Personal Data and will process the Personal Data in this context for the exclusive legitimate purpose of implementing, administering and managing the Employee’s participation in the Plan and meeting related legal obligations associated with these actions.
The processing will take place through electronic and non‑electronic means according to logics and procedures correlated to the purposes for which the Personal Data was collected and with confidentiality and security provisions as set forth by applicable laws and regulations. Personal Data will be accessible within Donaldson’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and other aspects of the employment relationship and for the Employee’s participation in the Plan.

Donaldson and the Employer will transfer Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of the Employee’s participation in the Plan, and Donaldson and the Employer may each further transfer Personal Data to third parties assisting Donaldson or the Employer in the implementation, administration and management of the Plan, including Morgan Stanley Smith Barney or any successor or other third party that Donaldson, the Employer or Morgan Stanley Smith Barney (or its successor) may engage to assist with administration of the Plan from time to time. Further and as permitted by applicable personal data protection laws, if Donaldson or the Employer becomes involved in a merger, acquisition, sale of assets, joint venture, securities offering, bankruptcy, reorganization, liquidation, dissolution, or other transaction or if the ownership of all or substantially all of Donaldson or the Employer otherwise changes, Donaldson or the Employer may transfer Data to a third party or parties in connection therewith. These recipients may be located in the EEA, or elsewhere throughout the world, such as the United States. By participating in the Plan, the Employee understands that these recipients may receive, possess, use, retain and transfer Personal Data, in electronic or other form, for purposes of implementing, administering and managing the Employee’s participation in the Plan, including any requisite transfer of such Personal Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on the Employee’s behalf to a broker or other third party with whom the Employee may elect to deposit any shares of Common Stock acquired pursuant to the Plan. The Employee further understands that the Employee may request a list with the names and addresses of any potential recipients of the Employee’s Personal Data by contacting privacy@donaldson.com. When transferring Personal Data to these potential recipients, Donaldson and the Employer provide appropriate safeguards in accordance with EU Standard Contractual Clauses, the EU‑U.S. Privacy Shield Framework, or other legally binding and permissible arrangements. The Employee may request a copy of such safeguards by contacting privacy@donaldson.com.
To the extent provided by law, the Employee may, at any time, have the right to request: access to Personal Data, rectification of Personal Data, erasure of Personal Data, restriction of processing of Personal Data, and portability of Personal Data. The Employee may also have the right to object, on grounds related to a particular situation, to the processing of Personal Data, as well as opt‑out of the Plan herein, in any case without cost, by contacting privacy@donaldson.com. The Employee’s provision of Personal Data is a contractual requirement. The Employee understands, however, that the only consequence of refusing to provide Personal Data is that Donaldson and the Employer may not be able to grant the Employee awards under the Plan, or administer or maintain such awards. For more information on the consequences of the Employee’s refusal to provide Personal Data, the Employee understands that the Employee may contact privacy@donaldson.com.
When Donaldson and the Employer no longer need to use Personal Data for the purposes above or do not need to retain it for compliance with any legal or regulatory purpose, each will take reasonable steps to remove Personal Data from their systems and/or records containing the Personal Data and/or take steps to properly anonymize it so that the Employee can no longer be identified from it.
BELGIUM

No country‑specific provisions.

MEXICO

1.Commercial Relationship. The Employee expressly recognizes that the Employee’s participation in the Plan and Donaldson’s grant of the Award does not constitute an employment relationship between the Employee and Donaldson. The Employee has been granted the Award as a consequence of the commercial relationship between Donaldson and Donaldson’s Affiliate in Mexico that employs the Employee (“Donaldson‑Mexico”), and Donaldson‑Mexico is the Employee’s sole employer. Based on the foregoing, (a) the Employee expressly recognizes that the Plan and the benefits the Employee may derive from participation in the Plan does not establish any rights between the Employee and Donaldson‑Mexico, (b) the Plan and the benefits the Employee may derive from participation in the Plan are not part of the employment conditions and/or benefits provided by Donaldson‑Mexico, and (c) any modifications or amendments of the Plan by Donaldson, or a termination of the Plan by Donaldson, shall not constitute a change or impairment of the terms and conditions of the Employee’s employment with Donaldson‑Mexico.

2.Extraordinary Item of Compensation. The Employee expressly recognizes and acknowledges that the Employee’s participation in the Plan is a result of the discretionary and unilateral decision of Donaldson, as well as the Employee’s free and voluntary decision to participate in the Plan in accordance with the terms and conditions of the Plan, the Agreement and this Addendum. As such, the Employee acknowledges and agrees that Donaldson, in its sole discretion, may amend and/or discontinue the Employee’s participation in the Plan at any time and without any liability. The value of the Award is an extraordinary item of compensation outside the scope of the Employee’s employment contract, if any. The Award is not part of the Employee’s regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long‑service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of Donaldson‑Mexico.